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                                                                    EXHIBIT 10.1

                              DEFERRED SHARE AWARD
                    ([DATE] AWARD FOR NUMBER DEFERRED SHARES)

         This Deferred Share Award is made to [U.S. OFFICER NAME] this _____ day of ________, 20____, by THE HOME DEPOT, INC., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan which is administered by the Committee; and

         WHEREAS, Executive is an officer and employee of the Company eligible to receive an award of Deferred Shares under the Plan; and

         WHEREAS, the Committee conducted its annual review of the Executive's performance and compensation and the independent members of the Company's Board of Directors approved equity awards for the Executive at its ______________ meeting,

         NOW, THEREFORE, the Committee hereby makes an award of Deferred Shares under the Plan to Executive pursuant to the following terms and conditions:

         1. Definitions. As used herein, the following terms shall be defined as set forth below:

         (a) "Award" means the Deferred Share Award to Executive, as set forth herein, and as may be amended as provided herein.

         (b)     "Board" means the Company's Board of Directors.

         (c) "Cause" means that Executive has been convicted of a felony involving theft or moral turpitude, or engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to Executive's employment duties which results in material economic harm to the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action was in the best interests of the Company; Cause shall not be deemed to exist for purposes of this Award unless: (1) a determination that Cause exists is made and approved by the Board, (2) Executive is given at least thirty (30) days' written notice of the Board meeting called to make such determination, and (3) Executive and his legal counsel are given the opportunity to address such meeting.

         (d) "Change in Control" means the occurrence of any of the following events: (1) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (A) the Company or any subsidiary of the Company, or (B) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or



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pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or (2) during any two (2) consecutive years (not including any period beginning before the Grant Date, individuals who at the beginning of such two (2) year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the outstanding voting securities of the Company; or (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (e)      "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means the Leadership Development and Compensation Committee of the Board.

         (g) "Company" means The Home Depot, Inc., a Delaware corporation, with offices at 2455 Paces Ferry Road, Atlanta, Georgia 30339.

         (h) "Competitor" means any company or entity in the home improvement industry engaged in any way in a business that competes directly or indirectly with the Company, its parents, subsidiaries, affiliates or related entities, in the United States, Canada, Puerto Rico, Mexico, China or any other location in which the Company currently conducts business or may conduct business. Businesses that compete with the Company in the home improvement industry specifically include, but are not limited to, the following entities and each of their subsidiaries, affiliates, assigns, franchisees, or successors in interest: [INSERT NAMES OF COMPETITORS]


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         (i)      "Deferred Shares" means the award of the Company's common
stock to Executive set forth in Section 2.

         (j)      "Executive" means [INSERT U.S. OFFICER'S NAME AND TITLE].

         (k) "Disability" means Executive's inability to substantially perform his duties under the Employment Agreement, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the Company and Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.

         (l) "Employment Agreement" means that certain employment agreement entered into between the Company and Executive effective as of ______________.

         (m) "Good Reason" means, without Executive's consent, (1) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 3 of the Employment Agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (2) any failure by the Company to comply with any of the provisions of Sections 4 or 5 of the Employment Agreement other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (3) Executive being required to relocate to a principal place of employment more than twenty-five (25) miles from his principal place of employment with the Company as of the Grant Date; (4) delivery by the Company of a notice discontinuing the automatic extension provision of Section 2 of the Employment Agreement; (5) failure by the Company to elect Executive to the position of sole Chairman of the Board in compliance with the terms of Section
3.1 of the Employment Agreement; or (6) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by the Employment Agreement.

         (n)      "Grant Date" means [INSERT DATE OF GRANT].

         (o) "Latest Deferral Date" means the date that is twelve (12) months prior to the date on which the Deferred Shares vest, or such earlier date as may be designated by the Company in order to satisfy the deferral election requirements of Code Section 409A.

         (p) "Plan" means The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan, as amended from time to time.


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         (q)      "Retirement" means termination of employment with the Company and its subsidiaries on or after Executive's attainment of age sixty (60) and having at least five (5) years of continuous service with the Company and its subsidiaries.

         2. Deferred Shares Award. Company hereby grants to Executive an award of Deferred Shares under the Plan for ________________ (__________) shares of the $.05 par value common stock of the Company, subject to the conditions set forth herein.

         (a) Vesting. The Deferred Shares shall vest and become transferable: [OPTION #1: on the fifth anniversary of the Grant Date; provided that, except as provided in Section 2(d), Executive is employed by the Company or an Affiliate on the vesting date.] [OPTION #2: twenty-five percent (25%) on the third anniversary of the Grant Date, an additional twenty-five percent (25%) on the sixth anniversary of the Grant Date and the remaining fifty percent (50%) on the date Executive attains age sixty-two (62), provided that, except as provided in Section 2(d), Executive is employed by the Company or an Affiliate on the vesting date.]

         (b) Delivery of Shares. Unless Executive has elected to defer receipt of the Deferred Shares in accordance with Section 2(c), and except as otherwise provided in Section 2(d), the Company shall cause a stock certificate representing the vested portion of the Deferred Shares to be transferred to Executive as soon as practicable after each vesting date.

         (c) Deferral. Executive may elect in writing on or before the Latest Deferral Date to defer the issuance of all or a part of such vested Deferred Shares. Any such election shall: (1) specify the date of issuance for the Deferred Shares, which shall not be earlier than the tenth anniversary of the Grant Date or such other minimum deferral period as may be designated by the Company in order to satisfy the deferral election requirements of Code Section 409A, and (2) comply with all other applicable deferral election requirements of Code Section 409A.

         (d) Termination of Employment; Change in Control. Upon termination of Executive's employment for any reason other than Retirement before the Deferred Shares have vested, all unvested shares shall be forfeited. Notwithstanding the foregoing, if (1) the Company terminates Executive's employment other than for Cause, (2) Executive, upon fifteen (15) days' prior written notice, terminates his employment for Good Reason, (3) Executive's employment terminates due to death or Disability, or (4) a Change in Control occurs while Executive is employed by the Company, any Deferred Shares that have not yet vested shall immediately vest and, unless Executive has elected pursuant to Section 2(c) to defer issuance to a later date, the Company shall issue such Deferred Shares to Executive within ten (10) days after the termination of Executive's employment. Upon employment termination due to Retirement, all Deferred Shares that have not lapsed as of the date of Executive's Retirement shall continue to vest according to the vesting schedule set forth in Section 2(a) and, unless Executive has elected pursuant to Section 2(c) to defer issuance to a later date, the Company shall issue such Deferred Shares to Executive as soon as practicable after the Deferred Shares vest; provided, however, that if after reaching Retirement, Executive becomes, either directly or indirectly, employed with a Competitor, all unvested Deferred Shares shall be immediately forfeited. Notwithstanding


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anything in this Section 2(d) to the contrary, the Deferred Shares shall not be issued to Executive until six (6) months after his termination of employment to the extent required by Code Section 409A(a)(2)(B)(i).

         3. Limitation of Rights; Dividend Equivalents. Executive shall not have any right to transfer any rights under the Deferred Shares except as permitted by Section 4, shall not have any rights of ownership of the shares of the Company's common stock subject to the Deferred Shares before the issuance of such shares, and shall not have any right to vote such shares. Executive, however, shall receive a cash payment equal to the cash dividends paid on shares underlying outstanding Deferred Shares when cash dividends are paid to shareholders of the Company.

         4. Transferability. Except as otherwise provided in this Section 4, the Deferred Shares shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise. Executive may transfer the Deferred Shares, in whole or in part, to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Executive and/or Family Members, a partnership or other entity in which all the beneficial owners are Executive and/or Family Members, or any other entity affiliated with Executive that may be approved by the Committee (a "Permitted Transferee"). Subsequent transfers of the Deferred Shares shall be prohibited except in accordance with this Section 4. All terms and conditions of the Deferred Shares, including provisions relating to the termination of Executive's employment with the Company, shall continue to apply following a transfer made in accordance with this Section 4. Any attempted transfer of the Deferred Shares prohibited by this Section 4 shall be null and void.

         5. Adjustments. The number of shares covered by the Deferred Shares and, if applicable, the kind of shares covered by the Deferred Shares shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company's Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares covered by the Deferred Shares, and the kind of shares covered the Deferred Shares, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Executive's rights that otherwise would result from (a) any exchange of shares of the Company's Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the Deferred Shares such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Deferred Shares so replaced.

         6. Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to this Award, and the Committee may round fractions down.


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         7. Withholding. Executive shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Deferred Shares and any cash dividend equivalents paid thereon. Such payment shall be made in full, at Executive's election, in cash or check, by withholding from the Executive's next normal payroll check, or by the tender of Deferred Shares payable under this Award. Deferred Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company's common stock on the date such withholding obligation arises.

         8. No Impact on Other Benefits and Employment. This Award shall not confer upon Executive any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate Executive's employment at any time, subject to the terms of the Employment Agreement. Nothing herein contained shall affect Executive's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company or any of its subsidiaries nor constitute an obligation for continued employment.

         9. Plan Provisions. In addition to the terms and conditions set forth herein, this award of Deferred Shares is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award and not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

         10. Notice. Any written notice required or permitted by this Award shall be mailed, certified mail (return receipt requested) or hand-delivered, addressed to Company's Executive Vice President - Human Resources at Company's corporate headquarters in Atlanta, Georgia as set forth in Section 1(c), or to Executive at his most recent home address on record with the Company. Notices are effective upon receipt.

         11.      Miscellaneous.

         (a) Limitation of Rights. The granting of the award of Deferred Shares shall not give Executive any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate Executive's services at any time or the right of Executive to terminate his or her services at any time.

         (b) Claim and Review Procedures. The claim and review procedures set forth in the Home Depot U.S.A., Inc. Deferred Compensation Plan For Officers are incorporated herein by reference.


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         (c)      Rights Unsecured. The Company shall remain the owner of all amounts deferred by Executive pursuant to Section 2(c) and Executive shall have only Company's unfunded, unsecured promise to pay. The rights of Executive hereunder shall be that of an unsecured general creditor of the Company, and Executive shall not have any security interest in any assets of the Company.

         (d) Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the Company provides Executive with a written denial of any claim made by Executive hereunder.

         (e) Offset. The Company shall have the right to deduct from amounts otherwise payable under this Award all amounts owed by Executive to Company and its affiliates to the maximum extent permitted by applicable law.

         (f) Controlling Law. This Award shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles) and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

         (g) Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

         (h) Construction. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof, except that this Award shall be subject to the terms and conditions set forth in the Employment Agreement between Executive and Company, if any. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

         (i) Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

         (j) Code Section 409A. This Award is intended to satisfy all applicable requirements of Code Section 409A and shall be construed accordingly. The Company in its discretion may delay the issuance of Deferred Shares, impose conditions on the timing and effectiveness of any deferral election made by Executive, or take any other action it deems necessary to comply with the requirements of Code Section 409A, including amending the Award, without Executive's consent, in any manner it deems necessary to cause the Award to comply with the applicable requirements of Section 409A.


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         The undersigned, Chair of the Leadership Development and Compensation
Committee of The Home Depot, Inc. Board of Directors, has executed this Award [INSERT FOLLOWING FOR CEO AWARDS: AT THE DIRECTION OF THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS] effective as of [INSERT EFFECTIVE DATE OF GRANT].

                              LEADERSHIP DEVELOPMENT AND
                              COMPENSATION COMMITTEE OF
                              THE BOARD OF DIRECTORS OF
                              THE HOME DEPOT, INC.


                              By:
                                 ---------------------------------------------
                                    Chair



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